UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2022
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e)           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Abraxas Petroleum Management Incentive Plan

On May 12, 2022, AG Energy Funding, LLC (“AGEF”) and Abraxas Petroleum Corporation’s (“Abraxas”) Board of Directors approved (the “Board”) the Abraxas Petroleum Corporation Management Incentive Plan (the “MIP”), which provides the opportunity for certain officers and key employees to receive a bonus in connection with a change in control of Abraxas. Each individual participating (“Eligible Employee”) in the MIP, which includes our named executive officers, shall earn a bonus payment (a “Bonus”) upon a Change of Control, as defined below. Any such Bonus shall be paid 90 days after the consummation or occurrence of the Change of Control (“Payment Date”), provided, however, if the Participant is involuntarily separated from service at the Company after the Participant has become entitled to such Bonus, but before Payment Date, then such Bonus shall be paid on the effective date of separation from service. Any such Bonus shall be paid in cash and securities in the same ratio as the consideration received by Abraxas and/or its stockholders in connection with such Change of Control. If Abraxas is subject to a holdback, each Eligible Employee shall also be subject to the same holdback percentage and conditions thereof. The amount of any such Bonus paid to an Eligible Employee shall be equal to (x) such individual’s MIP Allocation (shown in the Table A below for our named executive officers, expressed as a percentage of the MIP shares owned by such executive officer compared to the total MIP shares available under the MIP) multiplied by (y) the MIP value calculation (detailed in the Table B below).

In order to be eligible for a Bonus, an Eligible Employee must be continuously employed by Abraxas through the consummation of the Change of Control, provided that if any Eligible Employee is terminated by Abraxas without “Cause” (as defined below) within the 60-day period preceding the consummation of the Change of Control, then such Eligible Employee will be deemed to have been employed by Abraxas as of consummation of the Change of Control. The aggregate MIP payout shall be capped at $12.0 million. The Change of Control value of the MIP Bonus pool shall be determined, by the Board’s Compensation Committee in good faith, based on the consideration received by Abraxas in any asset sale or the equity value of Abraxas implied by the consideration received by the stockholders of Abraxas in any merger or similar transaction. Any MIP payout shall be subject to adjustment based on the timing of a Change of Control, as follows: 0 – 6 months = 100%, 7 – 12 months = 75%, 13 – 18 months = 50%, and thereafter = 25%.

The MIP contains the following defined terms:

“Cause” means termination by Abraxas of any person’s employment upon (i) the continued failure to substantially perform one’s duties with Abraxas (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to an Eligible Employee by the Board, which demand specifically identifies the manner in which the Board believes that the Eligible Employee has not substantially performed his/her duties, (ii) engagement by an Eligible Employee in conduct which is demonstrably and materially injurious to Abraxas, monetarily or otherwise, (iii) an Eligible Employee’s indictment for, conviction of, or the entering of a guilty plea or plea of nolo contendere with respect to, any felony or any other crime involving moral turpitude, (iv) the Eligible Employee’s material violation of the written policies of Abraxas and its affiliates, including, without limitation, those relating to sexual harassment or (v) a breach of any restrictive covenants to which the Eligible Employee is subject..

“Change of Control” for purposes of the MIP shall be deemed to have occurred if (a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a person shall be deemed to be the “beneficial owner” of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing a majority or more of the combined voting power of Abraxas’ then outstanding securities, (b) the consummation of a merger or consolidation of Abraxas with any other entity, or (c) the consummation of the sale or disposition by Abraxas of all or substantially all of its assets.

Notwithstanding the foregoing, however, the following shall be deemed not to be a Change in Control: (A) a transaction the sole purpose of which is to (x) change the state of Abraxas’ incorporation, or (y) create a holding company, the outstanding shares of which are owned in substantially the same proportions by the persons who held Abraxas’ securities immediately before such transaction or (B) a merger or consolidation that would result in the voting securities of Abraxas outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of Abraxas or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Table A Eligible Named Executive Officers

Eligible Employee	Allocation of MIP Value %
Robert Watson	45.00%
Kenny Johnson	9.50%
Steve Harris	8.60%

Table B – Aggregate Bonus Amount Calculation

Tier	Change of Control Value Range	MIP Value Participation % of Incremental Amounts
I	$0-100 million	0%
II	$100-110 million	50%
III	$110-140 million	5%
IV	$140-180 million	10%
V	$180+ million	15%*
* This accreted amount is capped at $1,500,000

Each participant in the MIP has agreed that to the extent that any payment or distribution to or for the benefit of that participant pursuant to the MIP or any other plan, arrangement or agreement with the Company, any affiliate, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) or any person affiliated with the Company or such person, whether paid or payable or distributed or distributable pursuant to the terms of the MIP or otherwise (the “Payments”) would be subject to the excise tax (the “Excise Tax”) imposed by Section 4999 of the Code, then the Company will pay or provide to the participant the greatest of the following, whichever gives provides the participant the highest net after-tax amount (after taking into account federal, state, local and social security taxes at the maximum marginal rates): (1) the Payments, or (2) one dollar less than the amount of the Payments that would subject the participant to the Excise Tax (the “Safe Harbor Cap”). If the Payments are so reduced, the Company shall reduce or eliminate the Payments in the following order: (A) equity-based payments that may not be valued under Treas. Reg. Section 1.280G-1, Q&A-24(c) (“24(c)”), (B) cash-based payments that many not be valued under 24(c), (C) equity-based payments that may be valued under 24(c), (D) cash payments that may be valued under 24(c) and (E) other types of benefits. With respect to each category of the foregoing, such reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and next with respect to payments that are deferred compensation, in each case, beginning with payments or benefits that are to be paid the farthest in time from the determination made by a by a certified public accounting firm or executive compensation consulting firm, in either case of national standing, selected by the Company that is reasonably acceptable to the participant .

Pursuant to the MIP, each participant forever, waives, releases, and foregoes any right such participant may have to any severance benefits payable by the Company, including without limitation, any payments pursuant to the 2008 Abraxas Petroleum Corporation Severance Plan.

The above is a summary of the material features of the MIP and is qualified in its entirety by the full text of the MIP, which is attached to this Form 8-K as Exhibit 10.1, and the Abraxas Petroleum Corporation Management Incentive Plan Bonus Agreement, which is attached to this Form 8-K as Exhibit 10.2.

Restricted Stock Grants

On May 12, 2022, AGEF and the Board approved grants of restricted shares of Abraxas’ common stock to certain Abraxas executives to incentivize their retention, including 500,000 restricted shares to Robert L.G. Watson, 162,000 restricted shares to Steven P. Harris, and 178,000 restricted shares to Kenneth W. Johnson. The grants were made pursuant to Abraxas’ Amended and Restated 2005 Long-Term Equity Incentive Plan (“LTIP”) and vest one-third on each of the first, second, and third anniversary of the grant date. The vesting schedule accelerates, and the restricted shares become fully vested, upon death or total disability of the grantee or upon a Change of Control (as defined in the LTIP) of Abraxas. In order for such restricted stock to vest upon a Change of Control, the participant must be continuously employed by the Company through the consummation of the Change of Control, provided, however, that if any participant is terminated by the Company (or a subsidiary which is his or her employer) for reasons other than Misconduct (as defined in the LTIP) within the 60-day period preceding consummation of the Change of Control, then such participant shall be deemed to have been employed by the Company as of the Change of Control.

The full text of the new Form of Restricted Stock Award Agreement under the Abraxas Petroleum Corporation Amended and Restated 2005 Long-Term Equity Incentive Plan (May 2022) is attached to this Form 8-K as Exhibit 10.3.

Board of Director Compensation

All compensation paid to directors is limited to non-employee directors. We use a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board. On May 12, 2022, AGEF and the Board approved cash compensation to each non-employee member of the board of $10,000 per calendar quarter.  In addition, Mr. Brian Melton was granted 50,000 restricted shares of Abraxas’ common stock, which vests one-third on each of the first, second, and third anniversary of the grant date. This restricted stock grant was made pursuant to the Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Director Long-Term Equity Incentive Plan.

The full text of the new Form of Restricted Stock Award Agreement under the Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Director Long-Term Equity Incentive Plan (May 2022) is attached to this Form 8-K as Exhibit 10.4

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

10.1          Abraxas Petroleum Management Incentive Plan

10.2         Abraxas Petroleum Corporation Management Incentive Plan Bonus Agreement

10.3         Form of Restricted Stock Award Agreement under the Abraxas Petroleum Corporation Amended and Restated 2005 Long-Term Equity Incentive Plan (May 2022)

10.4         Form of  Restricted Stock Award Agreement under the Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Long- Term Equity Incentive Plan (May 2022).

104         Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Steven P. Harris
Steven P. Harris
Vice President, Chief Financial Officer

Dated: May 18, 2022